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EXHIBIT 10.1

THIRD AMENDMENT TO LEASE AGREEMENT

        THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Third Amendment") is made as of April 12, 2004 by and between BAY MEADOWS MAIN TRACK INVESTORS, LLC, a Delaware limited liability company ("Landlord"), as the successor-in-interest to Bay Meadows Land Company, LLC, a Delaware limited liability company, f/k/a PW Acquisitions IV, LLC ("BMLC") and BAY MEADOWS OPERATING COMPANY LLC, a Delaware limited liability company ("Tenant").

RECITALS

        A.    BMLC and Tenant entered into that certain Lease dated as of November 17, 2000 (the "Lease"), for that certain parcel of real property (the "Land") together with the horse racing facility and associated improvements (the "Main Track Improvements"), located in San Mateo County, California (as more particularly described and defined in the Lease, collectively, the "Premises").

        B.    BMLC and Tenant entered into that certain Amendment to Lease Agreement dated as of December    , 2002 (the "First Amendment"), whereby certain terms and provisions of the Lease were amended or restated as more particularly set forth therein.

        C.    Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated as of December 31, 2003 (the "Second Amendment") whereby certain terms and provisions of the Lease were amended or restated as more particularly set forth therein.

        D.    Landlord and Tenant desire further to amend the Lease on the terms provided in this Third Amendment. All initially capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Lease.

        NOW, THEREFORE, in consideration of the covenants set forth herein, Landlord and Tenant agree to amend the terms and provisions of the Lease, as amended by the First Amendment and the Second Amendment, as follows:

AGREEMENT

        1.    Insurance.    Section 12(a) of the Lease is hereby deleted in its entirely and the following substituted in its place:

        (a)    Improvements.    Throughout the term of the Lease, Landlord shall, at Landlord's sole cost and expense, maintain in effect property insurance on the Main Track Improvements in such amounts and coverages as any institutional lender having a lien on the Premises shall require or as Landlord shall otherwise reasonably determine shall be necessary or desirable. Tenant acknowledges that such insurance may include coverage insuring Landlord's interest in the FF&E as specified in the Second Amendment, but that such coverage shall not preclude Tenant from also carrying such insurance as Tenant shall deem necessary or appropriate with respect to Tenant's interest in the FF&E.

        2.    Damage and Destruction    Section 14(a) of the Lease is hereby deleted in its entirety and the following substituted in its place:

        (a)    Option to Terminate.    If the Main Track Improvements, or any portion thereof, are damaged or destroyed to the extent that racing operations are not feasible during the remainder of the Term, then either Landlord or Tenant shall have the right to terminate this Lease effective upon the date of such damage or destruction by giving notice to the other within thirty (30) days of the date of such damage or destruction. All proceeds of any insurance carried by Landlord with respect to the Main Track Improvements or the FF&E for the benefit of Landlord shall belong to and shall be payable solely to Landlord; provided, however, that in the event that either Landlord or Tenant so elects to terminate the Lease on account of any such damage or destruction to the Main Track Improvements, Tenant shall be entitled to receive from Landlord (i) an amount equal to the pro rata portion of the rent paid to Landlord for the period from the effective date of the termination to the Expiration Date of this Lease and (ii) an amount equal to the pro rata portion of the property taxes paid by Tenant with respect to the Premises for the period from the effective date of the termination to the Expiration Date of this Lease; and provided, further, that all other terms and provisions of the Lease applicable upon the Expiration Date, including the provisions of Paragraphs 3, 4, 5 and 7 of the Second Amendment, shall survive such termination as though the Lease had terminated upon the Expiration Date in accordance with its terms.

        3.    Indemnification.    Landlord acknowledges that the indemnification obligation of Tenant under Paragraph 11 of the Lease is intended to apply only to matters that occur during the period of Tenant's occupancy of the Premises.

        4.    General and Miscellaneous.

          (a)    Representations and Warranties.    Tenant represents to Landlord that (i) the person or persons signatory to this Amendment have full power and authority to bind Tenant, and (ii) the execution and delivery of this Amendment and the performance of Tenant's obligations hereunder do not and shall not result in the violation of Tenant's organizational documents or any material contract or agreement to which tenant is a party. Landlord represents to Tenant that (i) the person or persons signatory to this Amendment have full power and authority to bind Landlord, and (ii) the execution and delivery of this Amendment and the performance of Landlord's obligations hereunder do not and shall not result in the violation of Landlord's organizational documents or any material contract or agreement to which Landlord is a party.

          (b)    Ratification.    Except as modified herein and by the First Amendment and the Second Amendment, the Lease remains unchanged and is in full force and effect.

          (c)    Counterparts.    This Amendment may be executed in counterparts, each of which shall constitute an original, but all together shall be deemed to be one agreement.

          (d)    Severability.    Any provision of this Amendment which a court of competent jurisdiction shall determine to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and all such other provisions shall remain in full force and effect.

          (e)    Applicable Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of California.

          (f)    No Recordation.    Neither this Amendment, nor a short form thereof, shall be recorded.

          (g)    Reaffirmation.    Except as specifically amended hereby or in the First Amendment or the Second Amendment, the Lease is and shall remain in full force and effect; and to the extent that there are any inconsistencies between the provisions of this Amendment and the Lease (as modified by the First Amendment and the Second Amendment), the provisions hereof shall control.

        [Remainder of Page Intentionally Blank; Signature Page Follows]

        IN WITNESS WHEREOF, this Amendment is effective as of the date first written above.

LANDLORD:		TENANT:
BAY MEADOWS MAIN TRACK INVESTORS, LLC, a Delaware limited liability company		BAY MEADOWS OPERATING COMPANY LLC, a Delaware limited liability company
By:	/signed/Kristin Gardner	By:	Magna Entertainment Corp., a Delaware corporation

Name:	Kristin Gardner	By:	/signed/Gary M. Cohn

Title:	Vice-President	Name:	Gary M. Cohn

		Title:	V.P. and Secretary

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THIRD AMENDMENT TO LEASE AGREEMENT
RECITALS
AGREEMENT